UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 21, 2005, Magma Design Automation, Inc. (“Magma”) announced that its Board of Directors has authorized Magma to seek stockholder approval of an option exchange program. Under the program, Magma will offer to exchange outstanding options to purchase common stock at exercise prices greater than or equal to $10.50 for a smaller number of new options to purchase common stock at an exercise price equal to fair market value on the date of grant, which is expected to be in August 2005. Directors and executive officers will not be eligible to participate in this option exchange program. Magma expects to solicit stockholder approval of the program at a special meeting of stockholders. The press release announcing the program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on April 21, 2005, Rajeev Madhavan, Magma’s Chief Executive Officer and the Chairman of its Board of Directors, sent an email to Magma employees announcing the option exchange program and describing its key features. The text of this email is attached hereto as Exhibit 99.2.

The filing of this Form 8-K and attached Exhibits 99.1 and 99.2 is intended to satisfy Magma’s filing obligations under Securities Exchange Act Rule 13e-4(c) regarding communications made by an issuer prior to the commencement of an issuer tender offer and Rule 14a-12 regarding proxy solicitation materials distributed prior to the filing of a proxy statement meeting the requirements of Exchange Act Rule 14a-3(a).

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release issued April 21, 2005.

99.2	Email sent on April 21, 2005 by Rajeev Madhavan, Chairman and Chief Executive Officer, to Magma Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: April 21, 2005	By:	/s/ Gregory C. Walker
Gregory C. Walker
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued April 21, 2005.

99.2	Email sent on April 21, 2005 by Rajeev Madhavan, Chairman and Chief Executive Officer, to Magma Employees.